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                                                                   EXHIBIT 10.8

                            PIPELINE LEASE AGREEMENT

                                 by and between

                         MID-AMERICA PIPELINE COMPANY,

                                   as LESSOR,

                                      and

                            NAVAJO PIPELINE COMPANY,

                                   as LESSEE
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                            PIPELINE LEASE AGREEMENT

      THIS PIPELINE LEASE AGREEMENT (this "Lease" or this "Agreement") is entered into by and between MID-AMERICA PIPELINE COMPANY, a Delaware corporation ("Lessor") and NAVAJO PIPELINE COMPANY, a Delaware corporation ("Lessee").

                                 R-E-C-I-T-A-L-S

      A. Lessor is the owner of an 8" natural gas liquids pipeline currently running from Lessor's Kutz Station in San Juan County, New Mexico to Lessor's Hobbs Station in Gaines County, Texas. Lessor currently uses the 8" pipeline to transport NGL south from its Kutz Station past White Lakes Station to its Hobbs Station.

      B. Lessee, and/or its affiliates, is engaged in the business of refining crude oil into gasoline and other petroleum products and the transportation and sale of such products. Lessor and Lessee desire to enter into a transaction in which Lessee will lease the 8" pipeline from White Lakes Station to Kutz Station running from Milepost 80.65 through Milepost 415.29, as encompassed in the Alignment Sheets attached hereto as Exhibit A, together with all attendant equipment and systems (hereinafter collectively referred to as the "Pipeline System") and 100% of its capacity on an exclusive basis, subject to common carrier requirements, for the purpose of transporting petroleum products from White Lakes Station to Kutz Station. The origin of the Pipeline System will be Lessor's White Lakes Station and the terminus will be at Lessor's Kutz Station.

                               W-I-T-N-E-S-S-E-T-H

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, Lessor and Lessee agree as follows:

      1. DEMISE. Lessor, for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by both parties, does hereby demise and lease to Lessee for the Lease Term (hereinafter defined) the Pipeline System and 100% of its capacity for transporting petroleum products and/or crude oil from White Lakes Station to Kutz Station (provided; however, if Lessee elects to transport crude oil: (1) it may do so only subject to any Applicable Laws, which, at Lessee's expense, Lessor shall take reasonable steps to address; and (2) if NGLs shipped on the Pipeline System by Lessor after surrender of the Pipeline System by Lessee as referenced in Paragraph 18 are crude-contaminated in excess of Lessor's specifications in an amount in excess of 5,000 barrels, Lessor shall notify Lessee and Lessor and Lessee in consultation and at Lessee's expense shall decontaminate all contaminated NGLs and take such other steps as are reasonably necessary to resolve the contamination.).

      2. LESSOR'S WORK. Attached to this Lease as Exhibit "B" is a description of

PIPELINE LEASE AGREEMENT--PAGE 1

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work to be performed by Lessor, at its sole cost and expense (hereinafter,
"Lessor's Work"). Such work involves reversing and converting the Pipeline System from its current use to transportation of petroleum products with a minimum capacity of 16,000 barrels per day. Lessor covenants and agrees to perform Lessor's Work as described on Exhibit "B" in a good and workmanlike manner, in accordance with Applicable Laws (hereinafter defined) and industry standards and within 180 days of Lessee's providing Lessor written notice to proceed on Lessor's Work. Lessor may continue to use the Pipeline System until the onset of Lessor's Work prohibits it.

      3.    LEASE TERM.

            A. Initial Term. While the Lease will be effective upon execution, the "Initial Term" of the Lease will commence on the Commencement Date (hereinafter defined) and expire on that day that is the tenth (10th) anniversary thereof. The "Commencement Date" will be the earlier to occur of (i) that date that is the first (1st) day of the sixteenth calendar (16th) month following the date of this Lease, (ii) one hundred eighty (180) days after Lessee has provided written notice to Lessor that Lessee desires to commence shipments on the Pipeline System, or (iii) such earlier date as Lessee actually commences shipments on the Pipeline System. In the event upon the occurrence of
(i) or (ii) above Lessee's shipments cannot commence by virtue of Lessor not having fulfilled its obligations hereunder, the Commencement Date shall be delayed until such time as Lessee is able to commence shipments.

            B. Option to Renew. Provided that Lessee is not in default under this Lease beyond applicable notice and cure periods at the time of the exercise of the Option granted herein, Lessee is granted the option (the "Option") to renew this Lease for one (1) additional term of ten (10) years (the "Renewal Term") commencing on the next day after the expiration of the Initial Term. Lessee shall exercise the Option, if at all, by delivering Lessor written notice of the exercise of the Option at least one year prior to the expiration of the Initial Term. Lessee's lease of the Pipeline System during the Renewal Term will be upon the same terms as for the Initial Term, except that the Base Rent (hereinafter defined) will adjust as hereinafter provided and during the Renewal Term Lessee will have no further right to renew this Lease.

            C. Lease Term. The "Lease Term" shall initially be the Initial Term and, if Lessee exercises the Option, the "Lease Term" will also include the Renewal Term.

            D. Lease Year. As used in this Lease, a "Lease Year" shall initially mean the twelve (12) month period commencing on the Commencement Date and ending on the first anniversary thereof. The term "Lease Year" will thereafter mean the successive twelve (12) month periods ending on the anniversary of the Commencement Date.

      4.    BASE RENT.

            A. Initial Term. Lessee agrees to pay to Lessor rent for the Pipeline System

PIPELINE LEASE AGREEMENT--PAGE 2

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during the Initial Term in one hundred twenty (120) monthly installments, in advance, beginning on the Commencement Date ("Base Rent"), as follows:

      -     Lease Year 1: $316,666.67 per month ($3,800,000.00 total);

      -     Lease Year 2: $341,666.67 per month ($4,100,000.00 total);

      -     Lease Year 3: $375,000.00 per month ($4,500,000.00 total);

      -     Lease Year 4: $408,333.33 per month ($4,900,000.00 total);

      -     Lease Year 5: $441,666.67 per month ($5,300,000.00 total);

Commencing Lease Year 6 of the Initial Term, and for each Lease Year of the Initial Term thereafter, the Base Rent shall be the greater of (1) the Base Rent for Lease Year 5 of the Initial Term or, (2) an amount determined by multiplying the Base Rent for the immediately preceding Lease Year by the Base Rent Adjuster. The "Base Rent Adjuster" shall be determined by dividing the Producer Price Index for Finished Goods (as found in Table 1 of the Product Prices and Price Indexes published by the U.S. Department of Labor, Bureau of Labor Statistics) ("PPIFG") for the last month of the immediately preceding Lease Year for which such index has been published by the United States Government by the PPIFG published for the same month of the second immediately preceding Lease Year and subtracting one one-hundredth (0.01) from the quotient so obtained. In the event the United States Government should no longer publish the PPIFG, then the parties shall mutually agree upon an alternative index that most nearly captures the change in prices reflected therein for purposes of calculating the Base Rent Adjuster.

            B. Renewal Term. Base Rent for the first Lease Year of the Renewal Term (the eleventh (11th) Lease Year) shall be the greater of (1) $441,666.67, multiplied by the quotient obtained by dividing Lessor's posted tariff for NGL movement from Group 110 to Hobbs in effect on the day the Initial Term expires by Lessor's posted tariff for NGL movement from Group 110 to Hobbs on the last day of the fifth (5th) Lease Year of the Initial Term, or (2) the Base Rent in effect during the tenth (10th) Lease Year of the Initial Term multiplied by the Base Rent Adjuster; provided, however, in no event shall the Base Rent be less than $441,666.67. The Base Rent in effect for each subsequent Lease Year of the Renewal Term shall be the greater of (1) the Base Rent in effect for the first (1st) Lease Year of the Renewal Term, or (2) the Base Rent in effect for the immediately preceding Lease Year of the Renewal Term multiplied by the Base Rent Adjuster.

            C. Payment of Base Rent. Each installment of Base Rent shall be due and payable on the first day of each month. Any installment of Base Rent due for any fractional month shall be prorated based upon the actual number of days in that month. All obligations of Lessee measured by Lease Years shall be prorated as appropriate based upon the number of days in the applicable Lease Year during the term of this Lease divided by the actual number of days in such Lease Year. Base Rent shall be paid at the times and in the amounts provided for herein in legal tender of the United States of America to Lessor by wire transfer of immediately available funds at the address specified in Paragraph 21 hereof or to such other person or at such other

PIPELINE LEASE AGREEMENT--PAGE 3

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address as Lessor may from time to time designate in writing.

      5. OPERATION OF THE PIPELINE. Lessor shall at all times during the Lease Term use all reasonable efforts to operate the Pipeline System for the benefit of Lessee, subject to common carrier requirements as more specifically discussed herein. Lessor shall operate the Pipeline System and Lessee shall operate its related facilities in accordance with all Applicable Laws and in accordance with industry standards. As used herein, the term "Applicable Laws" means and includes any and all federal, state and local laws, ordinances, orders, easements and right-of-way agreements of record, rules, and regulations of all governmental bodies (state, federal, tribal and municipal) applicable to or having jurisdiction over the use, occupancy, operation and maintenance of the Pipeline System, as such may be amended or modified from time to time. Lessor shall not be responsible for measurement "overs and shorts" other than for product losses arising from fault or failure of Lessor to satisfy its obligations hereunder.

      6. SHIPMENTS AND TARIFFS. Lessee shall at all times during the Lease Term be solely responsible for shipments of product and will publish and file tariffs in its own name and in accordance with Applicable Laws covering capacity in the Pipeline System. Lessor shall have the right to review and approve such tariffs prior to filing, with such approval not to be unreasonably withheld. Lessee agrees that it will not impair and at its expense will take all reasonable steps to protect Lessor's rights under all Applicable Laws respecting the Pipeline System to the extent such rights are materially threatened by virtue of any act or failure to act of Lessee hereunder. In the event counsel jointly retained by Lessor and Lessee is of the opinion that such rights are materially threatened by virtue of an act or failure to act of Lessee, Lessee must take all the reasonable steps as referenced above in this paragraph 6. Lessee shall collect for its own account all revenues payable by shippers applicable to the Pipeline System. From and after the Commencement Date, Lessee's designated shipper(s) will be responsible for all linefill in the Pipeline System.

      7. ALTERATIONS BY LESSEE. Except as expressly permitted hereby, Lessee may not alter or make any modifications to the Pipeline System without Lessor's prior written consent, such consent not to be unreasonably withheld. Lessee may, however, without Lessor's prior written consent, but with notice to Lessor and at Lessee's sole cost and expense, increase the capacity of the Pipeline System through the introduction of drag reducing agents, increased horsepower or a combination thereof. If Lessee desires to increase capacity through any other means it must obtain the consent of Lessor, with such consent not to be unreasonably withheld. Lessee may elect to undertake to increase the capacity of the Pipeline System itself, in which event Lessor shall have the right to oversee the increase in capacity, or request that Lessor perform such, in which event Lessee and Lessor shall mutually agree upon a reasonable cost for such increase in capacity.

      8. MAINTENANCE AND REPAIR. Lessor, at its sole cost and expense, shall maintain all aspects of the Pipeline System in good condition and repair, in accordance with Applicable Laws and in accordance with industry standards. If any changes, modifications or

PIPELINE LEASE AGREEMENT--PAGE 4

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alterations to the Pipeline System are required during the Lease Term due to the enactment or amendment of Applicable Laws, then Lessor shall promptly make such changes, modifications or alterations and will bear the cost thereof. Notwithstanding Lessor's obligation to repair and maintain the Pipeline System at its sole cost and expense, Lessee shall be responsible for the incremental cost of maintaining and repairing those aspects of the Pipeline System relating solely to alterations or modifications to the Pipeline System requested or made by Lessee for the sole purpose of increasing the capacity of the Pipeline System as provided in Paragraph 7 above. Such costs shall be paid by Lessee within fifteen (15) days of receipt of invoice from Lessor.

      9. ADDITIONAL PIPELINE CONNECTIONS. Lessor hereby grants Lessee permission to connect petroleum terminals and pipeline connections to the Pipeline System at points at or between Lessor's White Lakes Station and Kutz Station provided that the construction, connection, operation and maintenance of such will be at Lessee's sole cost and expense and subject to the terms and provisions of Exhibit B attached hereto.

      10. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR. Lessor represents, warrants and covenants to Lessee that:

            A. Title. Lessor has good, marketable and indefeasible title to the Pipeline System, subject only to the easements/rights-of-way on which the Pipeline System exists and the agreements creating same.

            B. Organization. Lessor is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to transact business in the state in which the Pipeline System is situated.

            C. Authority. Lessor has all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents, to execute and deliver this Lease and to consummate the transactions contemplated in this Lease.

            D. Other Agreements, etc. Neither the execution of this Agreement nor the confirmation by Lessor of the transactions contemplated hereby will (i) conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in any termination of easement or right-of-way on which the Pipeline Systems is located; (ii) violate any restriction to which Lessor or the Pipeline System is subject; (iii) constitute the violation of any Applicable Laws; or (iv) result in the creation of any lien, charge or encumbrance upon the Pipeline System or any part thereof.

            E. Proceedings. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or under any debtor relief laws, contemplated by or pending or threatened against Lessor or the Pipeline System.

PIPELINE LEASE AGREEMENT--PAGE 5

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            F.    Litigation. Lessor is not now a party to any material
litigation, arbitration or administrative proceeding (i) with any person or entity having or claiming any interest in the Pipeline System, or (ii) affecting or questioning Lessor's title to the Pipeline System or Lessor's ability to perform its obligations under this Lease. Lessor knows of no presently pending or threatened material litigation, arbitration or administrative proceeding affecting or questioning Lessor's title to, or use of, the Pipeline System or any part thereof, or Lessor's ability to perform its obligations under this Lease.

            G. Compliance with Laws. To the best of Lessor's knowledge and belief, all Applicable Laws bearing on the construction or operation of the Pipeline System have been complied with, the Pipeline System currently complies with all Applicable Laws, and the operation of the Pipeline System as contemplated by this Lease will not violate any such Applicable Laws.

            H. Consents. As of the Commencement Date, no consent to the execution or implementation of this Lease is required from any third party, including the grantor of any easement on which the Pipeline System is located and the owner of any right-of-way on which the Pipeline System is located.

            I. Administrative Notices. Lessor has not received notice of, and has no other knowledge or information of, any pending or contemplated change in any Applicable Laws applicable to the Pipeline System, or any pending or threatened judicial or administrative action, or any action pending or threatened, or of any natural or artificial condition upon or affecting the Pipeline System, or any part thereof, any of which would result in any material change in the condition of the Pipeline System, or any part thereof, or would in any way limit or impede the operation of the Pipeline System.

            J. Licenses. Lessor possesses all licenses, certificates and permits that are required to fulfill all of its obligations hereunder.

            K. Taxes. There are no unpaid taxes, assessments or charges against the Pipeline System.

            L. Condemnation. Lessor has no knowledge of any condemnation, eminent domain or similar proceedings having been instituted or threatened against the Pipeline System.

            M. Encumbrances. Lessor may not further encumber the Pipeline System or any part thereof without the prior written consent of Lessee, which consent shall not be unreasonably withheld.

            N. True and Correct. To Lessor's best knowledge, after reasonable inquiry, all information and other items heretofore or hereafter submitted to Lessee by or on behalf of Lessor are true, correct and complete. Lessor is not aware of any omission to supply Lessee with any material information or other items with respect to the Pipeline System, its history, prospects or

PIPELINE LEASE AGREEMENT--PAGE 6

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operations, or any information which may be required to prevent the information or other items already supplied from being misleading.

Lessor acknowledges that the execution of this Lease by Lessee has been made, and the lease of the Pipeline System by Lessee will have been made, in material reliance by Lessee on Lessor's representations and warranties contained in this Paragraph 10.

      11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE. Lessee represents, warrants and covenants to Lessor that:

            A. Organization. Lessee is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to transact business in the state in which the Pipeline System is situated.

            B. Authority. Lessee has all requisite power and authority, has taken all actions required by its organizational documents and Applicable Laws, and has obtained all necessary consents, to execute and deliver this Lease and to consummate the transactions contemplated in this Lease.

            C. Proceedings. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or under any debtor relief laws, contemplated by or pending or threatened against Lessee.

            D. Consents. No consent to the execution or implementation of this Lease is required from any third party.

            E. Licenses. Lessee possesses or will possess all licenses, certificates and permits that are required to fulfill its obligations hereunder.

            F. Liens. Lessee has no authority, express or implied, and will not create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner bind the interest of Lessor or Lessee in the Pipeline System or charge the Rent payable hereunder for any claim in favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs.

            G. Litigation. Lessee is not now a party to any material litigation, arbitration or administrative proceeding affecting or questioning Lessee's ability to perform its obligation under this Lease.

            H. True and Correct. To Lessee's best knowledge, after reasonable inquiry, all information and other items heretofore or hereafter submitted to Lessor by or on behalf of Lessee are true, correct and complete.

PIPELINE LEASE AGREEMENT--PAGE 7

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Lessee acknowledges that the execution of this Lease by Lessor has been made, and the lease of the Pipeline System by Lessor will have been made, in material reliance by Lessor on Lessee's representations and warranties contained in this Paragraph 11.

      12. CONTINGENCY FOR REVIEW OF RIGHT OF WAY AGREEMENTS. Lessor agrees to provide Lessee with copies of all easement, license and right-of-way agreements and other documents and information pertaining to the Pipeline System, its right to exist and be operated in its current location and condition and the impact thereof on the rights of the parties defined under this Lease. As soon as practicable, if Lessee in good faith determines based upon a review of such documents and information that the intent and purpose of this Lease cannot be realized, Lessee will give Lessor written notice thereof. The parties will then undertake to use their best efforts to overcome the impediment discovered by Lessee to realizing the intent and purpose of this Lease. If such cannot be resolved to Lessee's reasonable satisfaction prior to the 180 day notice referenced in paragraph 2 above, Lessee, at its option, may elect to terminate this Lease.

      13. INDEMNIFICATION. Each party hereto shall indemnify, defend, protect and hold the other free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys' fees) for death or injury to any person or damage to any property whatsoever arising or resulting in whole or in part, directly or indirectly, out of the acts or omissions of the indemnifying party or its employees, contractors or agents or arising out of any breach by the indemnifying party of this Lease.

      14. POWER COSTS. Lessee will be responsible for paying all power costs associated with the Pipeline System in accordance with Exhibit B hereto and the method of allocation to be agreed upon within sixty (60) days of execution of this Agreement. Such costs shall be paid by Lessee within fifteen (15) days of receipt of invoice from Lessor.

      15. TAXES AND ASSESSMENTS. Lessor shall be solely responsible for and shall timely pay all taxes, charges, royalties, levies, assessments and similar fees and charges which arise from federal or state governmental authorities, tribal authorities, or private action (collectively, "Taxes") applicable to the Pipeline System or the easements/rights-of-ways on which the Pipeline System is located. However, if after the date of this Lease new Taxes are levied against the Pipeline System or such easements/rights-of-ways, by statute or otherwise, Lessee will reimburse Lessor for Lessee's appropriate share of such additional Taxes. Furthermore, Lessor will not agree to any new Taxes without first conferring with and seeking the input of Lessee.

      16.   INSURANCE.

            A. Maintenance of Existing Coverage. Lessor and Lessee will maintain such or similar insurance coverages in place as exist at the time of execution of this Agreement to the extent pertinent to the respective obligations of each herein.

PIPELINE LEASE AGREEMENT--PAGE 8

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            B.    Waiver of Subrogation. Lessor and Lessee and all parties
claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard which is covered by insurance carried on the Pipeline System or carried in connection with property on or activities conducted on the easements/rights-of-ways on which the Pipeline Systems is located, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

      17. ASSIGNMENT. This Lease may not be assigned by either party without the prior written consent of the other party, with such consent not to be unreasonably withheld, conditioned or delayed. The foregoing restrictions on assignment shall not apply to (a) a transfer by a party to an affiliate; (b) a transfer that is part of a merger or consolidation of a party or an affiliate of a party with another entity in which the aggregate consideration for such merger or consolidation is at least $100 million; or (c) a transfer that is part of a broader sale of assets by a party or an affiliate of a party in which the aggregate purchase price of such assets sold is at least $100 million. Any assignment or purported assignment in violation of this paragraph 17 shall be void.

      18. SURRENDER UPON TERMINATION. Upon the expiration of the Lease Term, Lessee shall surrender up the Pipeline System to Lessor with all of Lessee's obligations hereunder fully performed. To the extent that Lessee has made (or paid for) any alterations, improvements or modifications to the Pipeline System that can be removed without damage to the Pipeline System, at Lessee's option such shall remain the property of Lessee and Lessee may remove such at its sole cost; provided that Lessee shall promptly repair any damage to the Pipeline System caused thereby and ensure that after the removal of such equipment the Pipeline System has a minimum capacity of 16,000 barrels per day. If such improvements cannot readily be removed by Lessee without substantial damage to or deprivation of the Pipeline System, such shall become the property of Lessor upon the expiration of the Lease and Lessor shall pay an amount to be agreed upon by Lessor and Lessee within thirty (30) days after the expiration of the Lease, with such agreed upon amount not to exceed the depreciated value.

      19.   EVENTS OF DEFAULT

            A. Events of Default by Lessor. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessor.

                  (1) A failure by Lessor to observe and perform any material provision or covenant of this Lease to be observed or performed by the Lessor, where such failure continues for thirty (30) days after written notice thereof by Lessee to Lessor, except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period and Lessor proceeds to diligently cure the default.

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                  (2) Any failure of Lessor's representations or warranties to remain true and correct throughout the Lease Term; provided that no event of default shall occur if such representation or warranty is again true and correct within thirty (30) days after receipt of written notice from Lessee.

                  (3) The making by Lessor of any general assignment for the benefit of creditors, the filing by or against Lessor of a petition to have Lessor adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessor, the same is dismissed within sixty (60)
      days), the appointment of a trustee or receiver to take possession that is not restored to Lessor within thirty (30) days.

            B. Events of Default by Lessee. The occurrence of any of the following shall constitute a material default and breach of this Lease by
Lessee:

                  (1) Any failure by Lessee to pay Rent or make any other payment required to be made by Lessee hereunder, where such failure continues for thirty (30) days after receipt of written notice from the Lessor, subject to the right of Lessee, reasonably exercised, to contest any such payment. In the event Lessee withholds any such payment, and it is determined that such withholding was wrongful, Lessee shall pay interest to Lessor on such monies wrongfully withheld at the rate of 15% per annum or the maximum amount allowed by law, whichever is less.

                  (2) A failure by Lessee to observe and perform any other material provision or covenant of this Lease to be observed or performed by the Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee, except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period and Lessee proceeds to diligently cure the default.

                  (3) Any failure of Lessee's representations or warranties to remain true and correct throughout the Lease Term; provided that no event of default shall occur if such representation or warranty is again true and correct within thirty (30) days after receipt of written notice from Lessor.

                  (4) The making by Lessee of any general assignment for the benefit of creditors, the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60)
      days), the appointment of a trustee or receiver to take possession that is not restored to Lessee within thirty (30) days.

      20. ESTOPPELS. Each party agrees, from time to time, within ten (10) days after

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request of the other, to deliver to the requesting party, or its designee, an estoppel certificate stating whether or not this Lease is in full force and effect, the date to which Base Rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as deemed reasonably necessary by the requesting party.

      21. NOTICES. Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed:

      if to Lessor, as follows:

                                Mid-America Pipeline Company
                                1800 South Baltimore
                                Tulsa, OK 74119
                                Attn: President

      and, if to Lessee, as follow

                               Navajo Pipeline Company
                               P. O. Box 159
                               Artesia, NM 88210
                               Attn: President

or to such other address or to the attention of such other person as shall be designated by the applicable party and on fifteen (15) days notice from time to time in writing and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, upon receipt.

      22. RIGHT OF FIRST REFUSAL. If during the Lease Term (or any extension thereof) or upon the termination of the Lease Lessee should receive a bona fide third party offer expressing all material terms for the acquisition of any of its terminals and pipelines connected to or used solely in connection with the Pipeline System (herein the "Assets") that Lessee wishes to accept, then prior to accepting such offer, Lessee shall first provide Lessor with notice of the offer and its terms. Lessor will have thirty (30) days from its receipt of such offer to elect to acquire the Assets on the same terms and conditions as are set forth in the third party offer. If Lessor elects to purchase the Assets on such terms, then the parties will promptly enter into a formal asset sale agreement embodying the terms contained in the third party offer. If Lessor fails to elect in writing to purchase the assets on the terms of the third party offer within this thirty (30) day time period, then Lessor will have forever waived the right of first refusal with respect to this offer. The right of first refusal granted herein applies only to a contemplated sale of assets of Lessee in which the Assets constitute all or substantially all of the assets subject to the sale. Additionally, the right of first refusal shall not apply to any sale or transfer of the Assets to an

PIPELINE LEASE AGREEMENT--PAGE 11
affiliate of Lessee.

      Notwithstanding the above, the term "Assets" specifically excludes any pipeline or terminals and related equipment constructed by Lessee and running from Lessee's Artesia, New Mexico refinery to the Lessor's White Lakes Station. Such pipeline, terminals and related equipment will at all times not be subject to the foregoing right of first refusal.

      23    NO RENT ABATEMENT FOR PROBLEM AT LESSEE'S FACILITIES. In no event shall a problem at Lessee's facilities, either its refining facilities or the petroleum terminals and pipeline connections referenced in paragraph 9 above, excuse Lessee's obligations to pay rent hereunder, unless and to the extent such problem was caused or contributed to by Lessor.

      24. LIMITATION OF LIABILITY. Neither party shall be liable for punitive or consequential damages of any kind arising out of or in any way connected with the performance of or failure to perform this Agreement.

      25.   MISCELLANEOUS.

            A. Confidentiality. Provided that express consent of both parties has been given, the parties may discuss the existence of this Agreement, but not the particulars of its terms and conditions.

            B. Headings/Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

            C. Successors and Assigns. Without limiting the terms of Paragraph 17 above, the terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided.

            D. Entire Agreement. This Lease constitutes the entire understanding and agreement of the Lessor and Lessee with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Lessor and Lessee with respect thereto. Lessor and Lessee each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Lessor or Lessee, or anyone acting on behalf of Lessor or Lessee, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

PIPELINE LEASE AGREEMENT--PAGE 12

            E. Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

            F. Date of Lease. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

            G. Counterparts. This Lease may be executed in counterparts, each being deemed an original, but together constituting only one instrument.

            H. Time for Performance TIME IS OF THE ESSENCE WITH RESPECT TO ALL PERFORMANCE OBLIGATIONS CONTAINED IN THIS LEASE.

            I. Attorneys' Fees. In the event it becomes necessary for either party hereto to file a suit respecting the subject matters of this Lease including without limitation to enforce this Lease or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees incurred in such suit.

            J. Law Governing and Venue. THIS LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW MEXICO WITHOUT REGARD TO ITS CONFLICT OF LAWS, AND VENUE AND JURISDICTION FOR ANY ACTION OR PROCEEDING RESPECTING THE SUBJECT MATTERS OF THIS LEASE INCLUDING WITHOUT LIMITATION TO ENFORCE THIS LEASE OR ANY PROVISIONS CONTAINED HEREIN SHALL BE EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN ALBUQUERQUE, NEW MEXICO.

            K. Waiver. No waiver by either party of any provision of this Lease or of any default, event of default or breach hereunder shall be deemed to be a waiver of any other provision of this Lease, or of any subsequent default, event of default or breach of the same or any other provision. Either party's consent to or approval of any act requiring consent or approval shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act requiring consent. No act or thing done by Lessor or Lessor's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Pipeline System, unless done in writing signed by Lessor.

            L. Interpretation. The parties hereto agree that it is their intention hereby to

PIPELINE LEASE AGREEMENT--PAGE 13
create only the relationship of Lessor and Lessee, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

            M. Amendments. This Lease may not be modified or amended, except by an agreement in writing signed by Lessor and Lessee. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations, except as specifically set forth herein.

            N. Exhibits. All exhibits referenced herein as being attached hereto are hereby incorporated herein by reference as if set forth in full in this Lease

      EXECUTED BY LESSOR, this 11th day of March, 1996.

                                           MID-AMERICA PIPELINE COMPANY,
                                           a Delaware corporation

                                           By: /s/ Robert G. Sachse
                                               --------------------
                                           Name:  Robert G. Sachse
                                           Title: Chairman

      EXECUTED BY LESSEE, this 8th day of March, 1996.

                                           NAVAJO PIPELINE COMPANY,
                                           a Delaware corporation

                                           By: /s/ Christopher L. Cebla
                                               ------------------------
                                           Name:  Christopher L. Cebla
                                           Title: V.P. and Secretary

Exhibits:

Exhibit A: Alignment Sheets

Exhibit B: Scope of Work & Operating Procedures

PIPELINE LEASE AGREEMENT--PAGE 14

                                    EXHIBIT A

                                ALIGNMENT SHEETS

ALIGNMENT SHEET           MILE POSTS                   COUNTY            STATIONS
---------------           ----------                   ------            --------
5818-AL-16        M.P.  79.96 to M.P.  84.89    Chaves                  White Lakes
                                                                        (M.P. 80.65)
5818-AL-17        M.P.  84.89 to M.P.  90.38    Chaves
5818-AL-18        M.P.  90.38 to M.P.  95.30    Chaves
5818-AL-19        M.P.  95.30 to M.P. 100.80    Chaves
5818-AL-20        M.P. 100.80 to M.P. 106.29    Chaves
5818-AL-21        M.P. 106.29 to M.P. 111.40    Chaves
5818-AL-22        M.P. 111.40 to M.P. 116.53    Chaves
5818-AL-23        M.P. 116.53 to M.P. 121.63    Chaves
5818-AL-24        M.P. 121.63 to M.P. 126.89    Chaves
5818-AL-25        M.P. 126.89 to M.P. 132.50    Chaves & DeBaca
5818-AL-26        M.P. 132.50 to M.P. 137.99    Debaca
5818-AL-27        M.P. 137.99 to M.P. 143.47    Debaca
5818-AL-28        M.P. 143.47 to M.P. 148.58    Debaca
5818-AL-29        M.P. 148.58 to M.P. 153.69    Debaca & Lincoln
5818-AL-30        M.P. 153.69 to M.P. 158.81    Lincoln
5818-AL-31        M.P. 158.81 to M.P. 164.30    Lincoln
5818-AL-32        M.P. 164.30 to M.P. 169.81    Lincoln & Guadalupe
5818-AL-33        M.P. 169.81 to M.P. 175.38    Guadalupe
5818-AL-34        M.P. 175.38 to M.P. 180.53    Guadalupe

                            EXHIBIT A-1

ALIGNMENT SHEET           MILE POSTS                   COUNTY            STATIONS
---------------           ----------                   ------            --------
5818-AL-35        M.P. 180.53 to M.P. 185.64    Guadalupe & Torrance
5818-AL-36        M.P. 185.64 to M.P. 191.16    Torrance
5818-AL-37        M.P. 191.16 to M.P. 196.46    Torrance
5818-AL-38        M.P. 196.46 to M.P. 201.57    Torrance
5818-AL-39        M.P. 201.57 to M.P. 206.88    Torrance
5818-AL-40        M.P. 206.88 to M.P. 211.99    Torrance
5818-AL-41        M.P. 211.99 to M.P. 217.25    Torrance
5818-AL-42        M.P. 217.25 to M.P. 222.58    Torrance
5818-AL-43        M.P. 222.58 to M.P. 228.07    Torrance
5818-AL-44        M.P. 228.07 to M.P. 233.35    Torrance
5818-AL-45        M.P. 233.35 to M.P. 239.38    Torrance
5818-AL-46        M.P.  239.4 to M.P.  245.9    Torrance & Sante Fe
5818-AL-47        M.P.  245.9 to M.P.  250.3    Sante Fe
5818-AL-47A       M.P.  250.3 to M.P.  252.3    Sante Fe
5818-AL-47B       M.P.  252.2 to M.P.  255.3    Sante Fe
5818-AL-48        M.P.  255.3 to M.P.  259.6    Sante Fe & Bernalillo
5818-AL-49        M.P.  259.6 to M.P.  265.3    Sandoval & Bernalillo
5818-AL-50        M.P.  265.3 to M.P.  271.0    Sandoval
5818-AL-51        M.P.  271.0 to M.P.  276.5    Sandoval
5818-AL-52        M.P.  276.5 to M.P.  281.8    Sandoval

                           EXHIBIT A-2

ALIGNMENT SHEET           MILE POSTS                   COUNTY            STATIONS
---------------           ----------                   ------            --------
5818-AL-53        M.P. 281.8 to M.P. 287.2      Sandoval
5818-AL-54        M.P. 287.2 to M.P. 292.4      Sandoval
5818-AL-55        M.P. 292.4 to M.P. 298.1      Sandoval
5818-AL-56        M.P. 298.1 to M.P. 304.5      Sandoval
5818-AL-57        M.P. 304.5 to M.P. 310.6      Sandoval
5818-AL-58        M.P. 310.6 to M.P. 316.4      Sandoval
5818-AL-59        M.P. 316.4 to M.P. 322.5      Sandoval
5818-AL-60        M.P. 322.5 to M.P. 328.7      Sandoval
5818-AL-61        M.P. 328.7 to M.P. 334.7      Sandoval
5818-AL-62        M.P. 334.7 to M.P. 340.6      Sandoval
5818-AL-63        M.P. 340.6 to M.P. 346.3      Sandoval & McKinley
5818-AL-64        M.P. 346.3 to M.P. 352.1      Sandoval & McKinley
5818-AL-65        M.P. 352.1 to M.P. 357.9      Sandoval
5818-AL-66        M.P. 357.9 to M.P. 363.8      Sandoval
5818-AL-67        M.P. 363.8 to M.P. 369.8      Sandoval & Rio Arriba
5818-AL-68        M.P. 369.8 to M.P. 374.5      Rio Arriba
5819
5819-AL-69        M.P. 374.5 to M.P. 380.3      San Juan & Rio Arriba
5819-AL-70        M.P. 380.3 to M.P. 386.3      San Juan
5819-AL-71        M.P. 386.3 to M.P. 392.1      San Juan

                             EXHIBIT A-3

ALIGNMENT SHEET        MILE POSTS                 COUNTY                 STATIONS
---------------        ----------                 ------                 --------
5819-AL-72        M.P. 392.1 to 398.1           San Juan
5819-AL-73        M.P. 398.1 to 403.7           San Juan
5819-AL-74        M.P. 403.7 to 409.8           San Juan
5819-AL-75        M.P. 409.8 to 415.6           San Juan                Kutz
                                                                        (M.P. 415.29)

                             EXHIBIT A-4

                                    EXHIBIT B

                      SCOPE OF WORK & OPERATING PROCEDURES

                      SCOPE OF WORK & OPERATING PROCEDURES

                 FOUR CORNERS 8" CONVERSION TO REFINED PRODUCTS

Summary

The Four Corners 8" pipeline from Kutz Station to White Lakes Station will be converted from LPG service to refined products service. Flow of the line will be reversed with product entering the line at White Lakes Station and flowing northwest to Kutz Station.

History

The 8" Four Corners line was installed in 1972 to transport LPG from northwest New Mexico to Gaines County, Texas. This line is currently paralleled with 10" and 12" pipelines, all transporting LPG.

Future Service

Navajo Pipeline Company will transport refined products and/or crude oil from Artesia, New Mexico to the White Lakes Station. The 8" Four Corners line will transport the refined products to Navajo terminals which may be constructed at points between White Lakes Station and Kutz Station.

Pump Stations

There is one existing pump at each of four existing pump stations on the 8" line which will be dedicated to refined products service. The pumps are located at White Lakes, Duran, Edgewood, and San Luis pump stations. All pumps are driven by gas turbines with the exception of Edgewood which is powered by an electric motor. MAPL will continue to operate two pumps in LPG service at each station.

Energy costs for the dedicated pumps utilized by Navajo will be paid by Navajo and measured with dedicated meters. Energy use for shared services (electricity for air compressors, motorized valve operators, controls, lights, etc.) will be allocated 1/3 Navajo and 2/3 MAPL.

Measurement

Navajo will be responsible for operations and maintenance of receipt and delivery meters on the system. MAPL will receive pressure, temperature, flow and gravity information from the measurement facilities for use in pipeline control.

Operation and Maintenance

MAPL will continue to operate and maintain the existing 8" line from White Lakes Station to Kutz Station in accordance with DOT Part 195 regulations, and Navajo will also comply with all DOT Part 195 regulations with respect to any connections Navajo may make to the 8" Four Corners Line, MAPL Pipeline Control in Tulsa will continue to operate and schedule the line. Navajo will operate and maintain the line to White Lakes Station as well as any delivery terminals and related facilities it may have constructed.

                                   EXHIBIT B-1

Over Pressure Protection

Navajo will provide adequate over pressure safety devices to protect any delivery terminals. MAPL will deliver products at pressures not to exceed 1650 psig. MAPL will provide over pressure devices for the protection of its system. Receipt pressure at White Lakes shall not exceed 1650 psig nor shall it be less than 150 psig.

MAPL Modifications

MAPL will make the following modifications to its system at its own expense:

     Pipeline:         The existing 8" line will be reversed to allow for flows
                       from White Lakes Station to Kutz Station. LPG will be displaced from the line with nitrogen, check valves will be removed and the line blinded off from the existing LPG system.

     Connections:      Receipt and delivery connections will be in the form of a
                       8", 900# ANSI block valve at the White Lakes Station fence and on the mainline and at the edge of the ROW at terminals constructed by Navajo.

     Pumps: Piping will be modified at White Lakes, Duran, Edgewood and San Luis pump stations to allow for a dedicated pump on the 8" line to pump products from White Lakes Station to Kutz Station. These pumps are currently identified as the "#1 blue unit" at each pump station

     SCADA: A communications system will be installed to transmit data from the delivery and receipt meters to Tulsa.

     Energy: Meters will be installed to measure the energy used by each dedicated pump.

Navajo Modifications

Navajo will make the following installations at its expense:

     Pipeline:         A products pipeline may be installed to the receipt
                       connection at White Lakes Station and to the delivery connections at terminals constructed by Navajo.

     Connections:      Pipeline connections to the receipt and delivery block
                       valves will include cathodic insulation kits for electrical isolation.

     Meters: Receipt and delivery meters will be installed at Artesia and at terminal interconnects constructed by Navajo.

March 7, 1996                      EXHIBIT B-2

     SCADA: Flow, temperature, pressure and gravity information will be provided at the delivery and receipt meters for MAPL's use in pipeline control. Adequate space and location will be given within the facility for locating MAPL's equipment. Electrical power will be provided to power the SCADA equipment.

     Safety: Over pressure protection devices to protect downstream equipment will be installed at terminal interconnects constructed by Navajo.

Linefill

Linefill from White Lakes Station to Kutz Station is approximately 116,860 bbl and will be provided by Navajo. Navajo will also be responsible for all costs and expense (pigs, product, inhibitors, etc.) associated with the linefill. MAPL will perform all venting, pigging and other operational activities.

Product Quality

All products shipped within the line will meet the specifications as required under applicable tariffs. MAPL assumes no liability for the quality of product delivered.

Batching

Product batches will not be separated by pigs, spheres or other physical devices. MAPL will use its best efforts to minimize interfaces or contamination of products shipped.

Capacity Expansion

Should Navajo desire to expand the capacity of the 8" pipeline beyond its existing 100% capacity, Navajo will bear all expenses associated with the design, engineering, procurement, construction, fabrication, installation and commissioning of such equipment or modifications. All modifications and or equipment installed shall be overseen by, with the approval of and in accordance with the specifications of MAPL.

MAPL shall operate and maintain any and all equipment installed on the 8" pipeline or at any of the pumping stations. Should any equipment or modifications provided for capacity expansion require additional operations or maintenance resources or manpower above current requirements, or require any additional utilities, consumables or chemicals, or result in an increase in operating or maintenance expense, these additional or increased expenses shall be the sole responsibility of Navajo and shall be reimbursed as invoiced by MAPL. All of these costs and expenses shall be identified and agreed to during the design phase of any such modifications or installation.

March 7, 1996                      EXHIBIT B-3